UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2013

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place
Chanhassen, Minnesota	55317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 947-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Results of 2013 Shareholder Vote on Executive Compensation

On April 25, 2013, our shareholders approved, on an advisory basis, the 2012 compensation of our named executive officers with an approval rating of 62.1%, which was lower than the 99.5% say on pay approval rating of our 2011 compensation. At our compensation committee’s direction, management attempted to engage with our 20 largest shareholders (representing approximately 73% of our shares), and had meaningful discussions with holders of approximately 52% of our shares. The goal of these conversations was to understand any concerns and objections that may have led them to vote against our 2012 compensation, as well as to receive general feedback on our compensation program.

Shareholder Feedback

In general, our shareholders provided feedback on the following matters:

•	Disclosure of the performance metrics underlying our May 2012 grant of performance-based restricted stock

•	Compensation-related governance policies

•	Pay aligned with performance, or “pay for performance”

May 2012 Grant of Performance-Based Restricted Stock

In May 2012, our compensation committee approved the grant of long-term performance-based restricted stock to management. The compensation committee’s philosophy behind the grant was to put into place compensation awards with very aggressive, “stretch” long-term incentive targets which, if achieved, would translate into transformational company performance and likely correspond to a substantial return to our shareholders. If the goals were not achieved, no additional compensation would be paid to management and there would be no expense to the company.

The following are the performance metrics underlying the plan:

	Cumulative Diluted EPS		ROIC
	Measurement Period	EPS Target	Measurement Period	ROIC Target
2015 Performance Period 50% vest if we achieve both performance targets	Apr. 1, 2012 through Dec. 31, 2015	$13.68	Jan. 1, 2015 through Dec. 31, 2015	8.9%
2016 Performance Period All/remaining vest if we achieve both performance targets	Apr. 1, 2012 through Dec. 31, 2016	$18.96	Jan. 1, 2016 through Dec. 31, 2016	9.0%

In May 2012, we did not believe achievement of any of the cumulative diluted EPS or the ROIC targets to be probable. That conclusion has not changed, and no compensation expense has been recognized relating to the grants since their issuance.

Our cumulative diluted EPS (unaudited) for the six quarters from April 1, 2012 through September 30, 2013, the portion of the performance period that has occurred, was $4.36. In addition, our average quarterly year-over-year diluted EPS growth between April 1, 2012 and September 30, 2013 was 14.2%. To provide context for the future aggressiveness of the EPS targets, the average quarterly year-over-year diluted EPS growth needed to meet 2015 and 2016 diluted EPS targets for the nine quarters between October 1, 2013 and December 31, 2015 and the thirteen quarters between October 1, 2013 and December 31, 2016 is 26.4% and 23.5%, respectively. The highest average quarterly year-over-year diluted EPS growth over a consecutive nine and thirteen quarter period that we have attained in the past five years was 15.8% and 15.6%, respectively.

Similarly, in order for us to achieve the 2015 and 2016 ROIC targets, we would need record levels of performance. And note that both the diluted EPS and ROIC performance targets must be met in the applicable performance period in order for the related shares to vest.

The form of award agreement, including the performance metrics, for the May 2012 grants is filed as Exhibit 10.1 to this Form 8-K.

* * *

Compensation-Related Governance Policies

Certain shareholders identified governance and risk mitigation policies related to executive compensation as factors they consider when evaluating overall compensation. In response to these comments and after a general review of our compensation-related governance policies, we took the actions described below.

Stock Ownership Policy

On December 18, 2013, our board of directors adopted a stock ownership policy. The policy requires that certain executives and non-employee directors hold stock having a value equal to or greater than the corresponding amount in the following table:

Position	Ownership Goal
Non-employee Director	3x annual cash stipend
Chief Executive Officer or Executive Chairperson	5x annual base salary
President, Chief Operating Officer, Chief Financial Officer or Executive Vice President	3x annual base salary
Senior Vice President	1x annual base salary

The executives and non-employee directors have a five-year period to meet the ownership goal.

Clawback Policy

On December 18, 2013, our board of directors adopted a clawback policy. The policy provides that if, after an incentive award is paid, we issue a restatement of our consolidated financial statements because of noncompliance with financial reporting requirements, each executive shall, at the request of the compensation committee, remit to the company the net proceeds of any awards (i.e., net of taxes) that the executive would not have received if the financial results had been as reported in the restatement. The policy gives the compensation committee discretion to adjust the amount subject to clawback as it deems appropriate, taking into consideration any relevant factors, including the executive’s role, if any, in the matters resulting in the restatement.

Double Trigger Vesting of Equity Awards upon a Change of Control

All equity awards to date (other than our May 2012 grant) are subject to a provision providing for accelerated vesting upon a change of control, i.e., a single trigger. Our compensation committee has decided that all equity awards granted going forward will not provide for accelerated vesting solely upon a change of control but instead will accelerate only if the employee’s employment is also terminated by the Company or its successor for any reason other than cause within two years following a change of control (or if the award is not assumed by the acquiring company in the transaction). Our May 2012 grant already contains this double trigger vesting provision.

Anti-Hedging Policy

On December 18, 2013, our board of directors adopted an anti-hedging policy as part of our insider trading program for all employees and directors prohibiting the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities whether held directly or indirectly.

We already have an anti-pledging policy.

Ensuring “Pay for Performance”

Overall, our shareholders provided us with feedback with respect to pay for performance, and our compensation committee is considering changes to our executive compensation for 2014. The details regarding the changes to the 2014 compensation program, including changes applicable to our named executive officers, will be provided in our proxy statement relating to our 2014 annual meeting of shareholders.

Item 9.01.	Financial Statements and Exhibits.

The following Exhibit is filed herewith:

10.1	Form of Restricted Stock Agreement for 2011 Long-Term Incentive Plan with performance-based vesting component (May 2012 grants).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.

Date: December 20, 2013	By	/s/ Bahram Akradi
Bahram Akradi
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

10.1	Form of Restricted Stock Agreement for 2011 Long-Term Incentive Plan with performance-based vesting component (May 2012 grants).	Filed Electronically